Exhibit (a)(1)(H)
Forms of Reminder E-mails — Dates may change if offer expiration is extended
December 8, 2005 — One Week After Offer to Exchange Commences
     We have just completed week one of Actel Corporation’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on January 3, 2006 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Jenny Tiscareño, our Manager, Compensation, Benefits and HRIS, at fax number (650) 318-2550 or by hand delivery to Jenny Tiscareño, Actel Corporation, 2061 Stierlin Court, Mountain View, CA 94043 on or before 5:00 p.m., Pacific Time, on January 3, 2006. Only responses that are complete, signed and actually received by Jenny Tiscareño by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to David L. Van De Hey, our Vice President and General Counsel, at:
David L. Van De Hey
Actel Corporation
2061 Stierlin Court
Mountain View, CA 94043-4655
(650) 318-4429
     This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the offer to exchange); (2) the Memorandum from Dave Van De Hey and Barbara McArthur dated December 1, 2005; (3) the election form; and (4) the withdrawal form. Copies of these documents are available from Jenny Tiscareño. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

December 15, 2005 — Two Weeks After Offer to Exchange Commences
     We have just completed week two of Actel Corporation’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on January 3, 2006 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Jenny Tiscareño, our Manager, Compensation, Benefits and HRIS, at fax number (650) 318-2550 or by hand delivery to Jenny Tiscareño, Actel Corporation, 2061 Stierlin Court, Mountain View, CA 94043 on or before 5:00 p.m., Pacific Time, on January 3, 2006. Only responses that are complete, signed and actually received by Jenny Tiscareño by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to David L. Van De Hey, our Vice President and General Counsel, at:
David L. Van De Hey
Actel Corporation
2061 Stierlin Court
Mountain View, CA 94043-4655
(650) 318-4429
     This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the offer to exchange); (2) the Memorandum from Dave Van De Hey and Barbara McArthur dated December 1, 2005; (3) the election form; and (4) the withdrawal form. Copies of these documents are available from Jenny Tiscareño. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

December 27, 2005 – Final Week
     We are entering the final week of Actel Corporation’s stock option exchange offer. After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on January 3, 2006 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Jenny Tiscareño, our Manager, Compensation, Benefits and HRIS, at fax number (650) 318-2550 or by hand delivery to Jenny Tiscareño, Actel Corporation, 2061 Stierlin Court, Mountain View, CA 94043 on or before 5:00 p.m., Pacific Time, on January 3, 2006. Only responses that are complete, signed and actually received by Jenny Tiscareño by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to David L. Van De Hey, our Vice President and General Counsel, at:
David L. Van De Hey
Actel Corporation
2061 Stierlin Court
Mountain View, CA 94043-4655
(650) 318-4429
     This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the offer to exchange); (2) the Memorandum from Dave Van De Hey and Barbara McArthur dated December 1, 2005; (3) the election form; and (4) the withdrawal form. Copies of these documents are available from Jenny Tiscareño. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

January 3, 2006 — Last Day (Offer Expiration Date)
     Today is the last day to elect to exchange your eligible options as part of Actel Corporation’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, January 3, 2006. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Jenny Tiscareño, our Manager, Compensation, Benefits and HRIS, at fax number (650) 318-2550 or by hand delivery to Jenny Tiscareño, Actel Corporation, 2061 Stierlin Court, Mountain View, CA 94043 on or before 5:00 p.m., Pacific Time, on January 3, 2006. Only responses that are complete, signed and actually received by Jenny Tiscareño by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to David L. Van De Hey, our Vice President and General Counsel, at:
David L. Van De Hey
Actel Corporation
2061 Stierlin Court
Mountain View, CA 94043-4655
(650) 318-4429
     This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the offer to exchange); (2) the Memorandum from Dave Van De Hey and Barbara McArthur dated December 1, 2005; (3) the election form; and (4) the withdrawal form. Copies of these documents are available from Jenny Tiscareño. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.